Exhibit 99.1

Contact Information:	FTD Group, Inc.
Jandy Tomy
Investor Relations
(630) 724-6984
jtomy@ftdi.com
FOR IMMEDIATE RELEASE
FTD GROUP, INC. ANNOUNCES PRELIMINARY RESULTS FOR
SECOND QUARTER FISCAL YEAR 2008
FULL FINANCIAL RESULTS AND UPDATED 2008 GUIDANCE
SCHEDULED FOR JANUARY 30, 2008
DOWNERS GROVE, IL – Monday, January 14, 2008 – FTD Group, Inc. (NYSE: FTD), a leading international provider of floral related products and services, today announced that it expects its financial results for its fiscal 2008 second quarter ended December 31, 2007 to reflect approximately $155 million in consolidated revenue, $23 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”), $9 million in net income and $0.30 in fully diluted earnings per share, compared with its fiscal 2007 second quarter ended December 31, 2006 consolidated revenue of $152 million, $21 million in EBITDA, $6 million in net income and $0.21 in fully diluted earnings per share. A table reconciling net income to EBITDA is included with this press release. The Company believes EBITDA (as adjusted for items that management does not consider reflective of core operations, which were not significant in the periods presented) provides useful supplemental information related to the Company’s operations and results.
The Company will release its final financial results for its fiscal 2008 second quarter ended December 31, 2007, and expects to update its full fiscal year 2008 earnings guidance to reflect the Company’s performance on Wednesday, January 30, 2008. The press release containing the second quarter financial results will be available on the Company’s Web site, www.ftd.com, under the Investor Relations section. Michael J. Soenen, Chairman and Chief Executive Officer, and Becky A. Sheehan, Chief Financial Officer, will host the Company’s quarterly conference call to discuss its financial results on January 30, 2008 at 11:00 am ET.
The conference call will be available to all interested parties through a Web cast from the Investor Relations portion of the Company’s Web site, www.ftd.com, or by phone at (866) 616-5574 for North American callers or (706) 634-6652 for International callers; mention Conference ID #21372777. A replay of the conference call will be available through February 13, 2008 beginning one hour after the completion of the live call by phone at (800) 633-8284 for North American callers or (402) 977-9140 for International callers and on the Web at www.ftd.com.
3113 Woodcreek Drive • Downers Grove, IL 60515
Main Phone: (630) 719-7800 • www.ftd.com • www.interflora.co.uk

ABOUT FTD GROUP, INC.
FTD Group, Inc. is a leading provider of floral products and services to consumers and retail florists, as well as other retail locations offering floral products, in the U.S., Canada, the U.K. and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops internationally. The consumer businesses operate primarily through the www.ftd.com Web site in the U.S. and Canada and the www.interflora.co.uk Web site in the U.K. and are complemented by the florist businesses which provide products and services to the Company’s independent members.
FORWARD-LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements regarding the Company’s outlook, anticipated revenue growth and profitability; anticipated benefits of its acquisition of Interflora U.K., anticipated benefits of investments in new products, programs and offerings and opportunities and trends within both the domestic and international floral businesses, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings. The international business reflects the operations of Interflora Holdings Limited. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the Company’s industry. Investors are cautioned that actual results could differ from those contained in any forward-looking statements as a result of: the Company’s ability to acquire and retain FTD and Interflora U.K. members and continued recognition by members of the value of the Company’s products and services; the acceptance by members of new or modified service offerings recently introduced; the Company’s ability to sell additional products and services to FTD and Interflora U.K. members; the Company’s ability to expand existing marketing partnerships and secure new marketing partners within the domestic and international consumer businesses; the success of the Company’s marketing campaigns; the ability to retain customers and maintain average order value within the domestic and international consumer businesses; the Company’s performance during key holiday selling seasons such as Christmas, Valentine’s Day and Mother’s Day; the existence of failures in the Company’s computer systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; the Company’s ability to manage or reduce its level of expenses within both the domestic and international businesses; actual growth rates for the markets in which the Company competes compared with forecasted growth rates; the Company’s ability to increase capacity and introduce enhancements to its Web sites; and the Company’s ability to integrate Interflora U.K. and additional partners or acquisitions, if any are identified. These factors, along with other potential risks and uncertainties, are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update its forward-looking statements.
3113 Woodcreek Drive • Downers Grove, IL 60515
Main Phone: (630) 719-7800 • www.ftd.com • www.interflora.co.uk

FTD GROUP, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA
(Unaudited)
(In millions)
Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).
The Company defines EBITDA as net income before net interest expense, income tax expense, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus expenses that are not considered reflective of the Company’s core operations. For the period ended December 31, 2007, the only item not considered part of the Company’s core operations was other expense (income), net, which was not significant. EBITDA and Adjusted EBITDA are calculated as follows for the periods presented:

	Three Months Ended
	December 31,
	2007	2006
	(estimated)
Net income, as estimated (GAAP basis)	$9	$6
plus: Interest expense, net	6	7
plus: Depreciation and amortization	3	4
plus: Income tax expense	5	4

EBITDA (1)	$23	$21
Other expense (income), net	—	—

Adjusted EBITDA (1)	$23	$21

(1)	The Company uses EBITDA and Adjusted EBITDA as supplemental measures of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the acquisition of Interflora Holdings Limited, the indenture governing the Notes and the Company’s executive compensation plan. The adjustment made in the calculation of Adjusted EBITDA, as described above, is an adjustment that would be made in calculating the Company’s performance for purposes of coverage ratios under the senior credit facility and the indenture governing the Notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to EBITDA and Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the age and book depreciation of facilities and equipment (affecting relative depreciation expense) and currency fluctuations (resulting from our Interflora business in the U.K.). The Company also presents EBITDA and Adjusted EBITDA because it believes they are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect other expenses or gains excluded above and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.